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                                                                   EXHIBIT 10.47


STATE OF MINNESOTA                                     DISTRICT COURT

COUNTY OF HENNEPIN                                     FOURTH JUDICIAL DISTRICT

-----------------------------------------------        FAMILY COURT DIVISION

In re the Marriage of:                                 DISSOLUTION WITH CHILDREN

Nancy Lynn Sawyer,

                             Petitioner,               File No. DC 201012

                  and                                  FINDINGS OF FACT,
                                                       CONCLUSIONS OF LAW,
Melvin Leroy Masters,                                  ORDER FOR JUDGMENT, AND
                                                       JUDGMENT AND DECREE
                             Respondent.

-----------------------------------------------

     The above-entitled matter came on for a default hearing before the undersigned Judge of District Court of the Family Court Division at the Hennepin County Government Center in the County of Hennepin, State of Minnesota.

     The court, having been duly advised in the premises, and upon all the files, records, and proceedings herein, finds as facts the following:

     The parties by and through their counsel entered into a written Marital Termination Agreement dated December 29, 1994, disposing of all the issues presently before the court.

     NOW, THEREFORE, based upon said Marital Termination Agreement, upon all the files and records herein, and being duly advised in the premises, the court now makes the following Findings of Fact, Conclusions of Law, Order for Judgment, and Judgment and Decree:
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                                FINDINGS OF FACT

                                       I.

     The true and correct names, addresses and social security numbers of the parties are as follows:

                  Nancy Lynn Sawyer
                  13336 Cardinal Creek Road
                  Eden Prairie, Minnesota  55346
                  Social Security No. ###-##-####

                  Melvin Leroy Masters, f/k/a Melvin Leroy Newsom
                  C-23 West Cove Eastman
                  Grantham, New Hampshire 03753
                  Social Security No. ###-##-####

                                      II.

     Petitioner was born on July 19, 1955, and is 39 years of age. Respondent was born on March 24, 1954, and is 40 years of age.

                                      III.

     Petitioner and respondent were married on May 25, 1986, in Bethesda, Maryland, and ever since said date have been and now are husband and wife.

                                      IV.

     For more than 180 days immediately preceding the commencement of this proceeding and the filing of the Petition herein, petitioner has been and now is a resident of Hennepin County, Minnesota.

                                       V.

     The service of the Summons and Petition in this action was personally made upon respondent as appears in the affidavit attached to the original Summons and Petition. An Answer was not interposed on the part of respondent.


                                       2.
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                                      VI.

     Neither party was at the time of service of the Summons and Petition, nor is now, in the military service of the United States.

                                      VII.

     There has been born as issue of said marriage the following minor children:

          Maxwell Douglas Masters, born July 19, 1988, age 6; and
          Matthew Lee Masters, born June 2, 1991, age 3.


     Petitioner is a fit and proper party to have the care, custody, and control of said minor children. The best interest and welfare of the minor children of the parties will be served by granting joint legal custody to petitioner and respondent with primary physical custody to petitioner, subject to reasonable and liberal visitation by respondent.

                                     VIII.

     A separate proceeding for dissolution of marriage has not been previously commenced by either party, nor is such a proceeding pending in any court in Minnesota or elsewhere.

                                      IX.

     The Petition has been filed in good faith and for the purposes set forth therein.

                                       X.

     Petitioner is not pregnant.

                                      XI.

     There has been an irretrievable breakdown of the marriage relationship of the parties pursuant to Minn. Stat. ss. 518.06.

                                      XII.

     The parties have fairly disclosed their income, assets, and liabilities to each other.


                                       3.
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                                     XIII.

     Petitioner is employed by LaserMaster Technologies, Inc., as a business analyst with approximate net earnings of $5,286.00 per month (S-3) and is in need of support for herself and the minor children of the parties. Petitioner's reasonable monthly living expenses are $8,176.50.

                                      XIV.

     Respondent is employed by LaserMaster Technologies, Inc. as Chief Executive Officer with approximate net earnings of $13,496 (S-1) per month and is capable of contributing to the support of petitioner and the minor children of the parties. Respondent's reasonable monthly living expenses are $6,000.00.

                                      XV.

     The parties are owners in joint tenancy of petitioner's homestead, located at 13336 Cardinal Creek Road, Eden Prairie, Minnesota and legally described as follows:

          Lot 3, Block 3, Cardinal Creek Addition

                                      XVI.

     The parties are owners of other real estate as follows:

          A. Residence at Grantham, Sullivan County, New Hampshire, legally described as follows:

          Condominium in West Cove C-23 Eastman, Grantham, New Hampshire.

          B. 6425 Beach Road, Eden Prairie, Hennepin County, Minnesota, legally described as follows:

          Commencing at the most easterly corner of said Lot 1; thence on an assumed bearing of North 47 degrees 59 minutes 07 seconds West along the northeasterly line of said Lot 1, a distance of 381.16 feet to the point of beginning of the line to be described; thence South 00 degrees 55 minutes 00 seconds East a distance of 458.53 feet; thence North 86 degrees 55


                                       4.
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          minutes 00 seconds West a distance of 225.27 feet to the westerly line of said Lot 1 and there terminating.

          C. Beach Road Acreage, Eden Prairie, Hennepin County, Minnesota, legally described as follows:

          The South 500 feet measured along the East line of that part of the Northeast 1/4 of the Northeast 1/4 of Section 3, Township 116 North, Range 22 West of the 5th Principal Meridian, lying Easterly of the Easterly line of the U.S. Interstate Highway 494, Hennepin County, Minnesota.

          D. Montana Purchase Contract for land in Park County, Montana, legally described as follows:

          T3N, R11E PMM Park County, Montana Section 9, 640 acres more or less.

                                     XVII.

     NOTICE OF TAX EFFECT ON SALE OF PRINCIPAL RESIDENCE PURSUANT TO MINN. STAT. ss. 518.583.

     It is made an express finding and order of this court that the parties are notified that income tax laws regarding the capital gains tax may apply to the sale of a principal residence. This includes, but is not limited to, the exclusion available on the sale of a principal residence of those over a certain age under Section 121 of the Internal Revenue Code of 1986, or other applicable law. Unless otherwise specifically stated, the party who receives the principal residence is entitled to have the first choice in exercising this offset. The parties may wish to consult with an attorney concerning the applicable laws.


                                     XVIII.

     The parties are owners of certain items of household furniture, equipment, kitchen utensils, linens, and other household items.


                                       5.
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                                      XIX.

     The parties are owners of a 1994 Saab Turbo 9000 automobile presently in the possession of petitioner.

                                      XX.

     The parties are owners of cash, savings and checking accounts, stocks, bonds, and cash value life insurance.

                                      XXI.

     The parties have an interest in a certain retirement plans.

                                     XXII.

     The parties are owners of stock and stock options in LaserMaster Technologies, Inc..

                                     XXIII.

     Respondent has available to him certain medical, hospitalization, life, and accident insurance for the benefit of himself, petitioner, and their minor children.

                                     XXIV.

     The parties have satisfied all bills and obligations of the parties incurred during the marriage not otherwise specified herein, which constitute a joint obligation of the parties.

                                      XXV.

     On December 29, 1994, petitioner and respondent entered into a written Marital Termination Agreement for settlement of their respective rights and obligations subject to the consent and approval of this court. The agreement was received in evidence, is on file herein, and is hereby in all things approved.


                                       6.
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                               CONCLUSIONS OF LAW

1. The bonds of matrimony heretofore existing between petitioner and respondent are hereby dissolved.

2. MILITARY SERVICE. Neither party was, at the time of service of the Summons and Petition, nor is now, in the military service of the United States.

3. UNIFORM CHILD CUSTODY JURISDICTION. Minnesota is the proper jurisdiction within the contemplation of the Uniform Child Custody Jurisdiction Act to enter an order regarding the custody, care, and control of the minor children.

4. CHILD CUSTODY. The parties are granted joint legal custody of their minor children, namely:

          Maxwell Douglas Masters, born on July 19,1988, currently age 6; and Matthew Lee Masters, born on June 2, 1991, currently age 3.

     Each of the parties is ordered to continue to cooperate with the other in making major parenting decisions relating to education, medical treatment and religious training. It is ordered that petitioner continue to make the day to day parenting decisions for the children. It is ordered that each of the parties continue to have equal access to all school records, medical records and all other important records regarding the children.

     The petitioner is granted primary physical custody of the minor children of the parties, subject to reasonable and liberal visitation on the part of the respondent, as agreed to between the parties.

     In the event the parties disagree on any joint legal custody or visitation issue they are ordered to seek assistance from a qualified child or adolescent psychologist to help them reach a resolution that is in the children's best interest.

5. RESOLUTION OF CONFLICT. Any claim or controversy arising under this agreement involving joint legal custody or visitation, which cannot be resolved by the parties through direct communication without mediation, shall be promptly submitted to mediation.

     (a) Definition of Mediation. Mediation is a voluntary process entered into by the parties. In this process, the parties continue direct communication with each other, but with the assistance of a neutral person who is the mediator, which mediator has no authority to require any concession or agreements. A good faith effort shall be made to resolve any claim or controversy arising between the parties.


                                       7.
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     (b)  Selection of Mediator. The mediator is ordered to be named by mutual agreement of the parties or by obtaining a list of five qualified persons and by alternately striking names.

     (c) Duties and Responsibilities of Mediator. The mediator shall have the duty and responsibility to assist the parties in resolving all issues submitted for mediation.

     (d) Duty to Cooperate and Complete. Both parties are ordered to cooperate and operate in good faith to resolve the matter(s) in dispute with the assistance of the mediator.

     (e) Payment of Costs. Both parties are ordered to share the mediator's fees and disbursements equally unless they mutually agree otherwise. The mediator shall provide the parties with his/her fee and disbursement schedule in advance of mediation.

     (f) Confidentiality and Privilege. Within the limits of the law, the mediator will accord confidentiality and privilege to all communications with the parties.

     (g) Exclusion as Witness. The mediator shall not participate as a witness, collateral contact, or attorney in a custody or visitation study or inquiry involving either party. Further, neither party may ever call the mediator as a witness to testify in any proceeding involving their children or the subject matter of the mediation.

     (h) Compromise or Offers to Compromise During Mediation or Arbitration. State statute shall be applicable throughout the entire process of mediation.

     (i) Applicability of Dispute Settlement Procedures. The above procedure(s) shall apply to any claims or controversies regarding visitation.

     (j) Exhaustion of Remedies. The above procedure must be followed before either party may apply to the court for relief.

6.   CHILD SUPPORT.

     A. As and for child support, the respondent is ordered to pay to the petitioner the sum of $6,000.00 per month, payable in full on or before the first day of each month, commencing January 1,1995. Child support is ordered to continue in the full amount until the youngest child attains the age of 22 or dies or becomes emancipated, or the year 2015, whichever occurs first.


                                       8.
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     B.   As additional child support, the respondent is ordered to pay for the minor children's schooling at the International School, or other private school of the petitioner's choice, through grade 12.

     C. As additional child support, the respondent is ordered to provide the petitioner and the children with the use of a new automobile every four years, commencing in 1994, and continuing until the youngest child attains the age of 22, dies or becomes emancipated, or the year 2015, whichever occurs first. The vehicle must be of a make and model of petitioner's choosing, similar to that provided to her by the respondent during the marriage. The respondent may retain ownership of each such automobile and is ordered to provide and pay for automobile insurance for said vehicle. The petitioner is ordered to provide and pay for vehicle maintenance and repair.

     D. Child support is neither includable in the petitioner's income nor deductible by the respondent.

     E. Upon the entry of the Judgment and Decree respondent is ordered to immediately pay to petitioner the sum of $38,858.00, a sum equal to three months of cash child support as well as a sum equal to three months of petitioner's net income from her employment at LaserMaster Technologies, Inc. Respondent is ordered to timely meet his support obligations as set forth herein on a monthly basis, commencing with the support payments due January 1, 1995 and continuing every month thereafter until three months prior to the termination of his support obligations as set forth herein. It is ordered that respondent not take any steps that would delay payment to petitioner of her earned income.

     F. As security for his support obligations, respondent is ordered to immediately cause 139,224 shares of the LaserMaster Technologies, Inc. stock awarded to him herein, or such other negotiable financial instrument as may be substituted by the respondent from time to time and is sufficient to guarantee the full payment of all monthly obligations herein, to be held by Schweitzer, Rubin & Bremer, by Jerry Bremer or, if he is not available, such other person as the court may appoint. If respondent is more than 30 days late in paying his child support obligation, or petitioner has failed to receive her salary or spousal maintenance payments for a period of 30 days and upon 5 days written notice to respondent, Mr. Bremer or his successor shall cause sufficient stock to be liquidated to pay the monies then due petitioner. All reasonable fees and costs related to Mr. Bremer or his successor are ordered to be paid by respondent.

7.   SPOUSAL MAINTENANCE.

     A. The respondent is forever barred from receiving spousal maintenance from petitioner. The Court is divested of jurisdiction on the issue of spousal maintenance to respondent.


                                       9.
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     B.   The issue of respondent's obligation to pay spousal maintenance to petitioner is reserved until January 1, 2015 and may only be considered by the Court in the event that petitioner's position as a business analyst at LaserMaster Technologies, Inc. terminates for any reason and is not then replaced by respondent with a comparable position in another company. Under that circumstance, and commencing on the first of the month after her employment terminates, respondent is ordered to pay to petitioner, as spousal maintenance, a sum equal to her current gross yearly salary. For purposes of this paragraph, a comparable position shall mean an executive level position having substantially the same degree of authority, responsibility, benefits and status. Spousal maintenance is ordered to terminate on petitioner's death, but not her remarriage, or on January 1, 2015 whichever comes first.

     C. Except as set forth herein, petitioner is forever barred from receiving any spousal maintenance from respondent, and this Court is divested from having any jurisdiction to award temporary or permanent spousal maintenance to petitioner beyond the terms of this agreement.

     D. The above spousal maintenance is fair and equitable. The consideration supporting the "Karon" waiver of permanent spousal maintenance and either party's ability to modify the amount or extend the duration of spousal maintenance is the amount and duration of the spousal maintenance awarded herein and the substantial property settlement awarded to petitioner herein.

     E. It is ordered that the obligation incurred by respondent by this agreement to pay petitioner periodic payments of support not be dischargeable in any bankruptcy proceedings. Any judgment that may result from failure to pay said support shall likewise shall not be dischargeable in any bankruptcy proceeding.

8. WAIVER OF CHILD SUPPORT AND INCOME WITHHOLDING. Pursuant to Minnesota Statutes, Section 518.613, subd. 7, as amended, the requirement of automatic child support and/or spousal maintenance income withholding is hereby waived until required or requested in accordance with said statutory provision.

9. POST SECONDARY EDUCATION. The respondent is ordered to provide for the payment of the full expenses of the children's post secondary education, including, but not limited to, room, board, tuition, books and reasonable allowance and transportation expenses to and from school to the children's primary place of residence. It is ordered that this obligation be for four years of post-secondary education for each of the children at a school or schools mutually agreed upon by the parties and the affected child. A parent's consent to the school of the child's choice shall not be unreasonably withheld. The respondent has established a fund to cover these expenses. The petitioner is granted the right to


                                      10.

     request and receive from the respondent periodic reports as to the balances and locations of said fund and amounts expended therefrom.

10. MEDICAL INSURANCE. The respondent is ordered to maintain hospitalization, medical and dental insurance naming each of the minor children as beneficiaries thereon at least until he no longer has a support obligation toward that child. The cost of providing said insurance for the children and hospitalization, medical and dental expenses for the children not covered by insurance is ordered to be paid by the respondent. The respondent is ordered to supply the petitioner with hospitalization, medical and dental insurance identification cards for the children immediately upon entry of the Judgment and Decree. Health costs for the children means medical and dental expenses, but are not limited to, necessary orthodontic and eye care, including prescription lenses.


     The respondent is ordered to continue to carry hospitalization, medical and dental insurance for the petitioner through his employment or otherwise until the last child of the parties attains the age of 22, dies or is emancipated, whichever occurs soonest. The respondent is ordered to pay the cost of any such continued insurance coverage for the petitioner but not as spousal maintenance. In the event of pending termination of continuation coverage for the petitioner under the respondent's hospitalization, medical or dental insurance through his employment, the respondent is ordered to provide all necessary forms to the petitioner to enable her to apply for a conversion health insurance policy maintaining her hospitalization, medical or dental protection without giving evidence of insurability. The conversion of the plan within the period of time required by law and the insurance carrier is to be the petitioner's responsibility. Any cost of continued coverage attributable to the petitioner under any separate conversion policy is ordered to be paid by the respondent for the period outlined above.

11. LIFE INSURANCE TO SECURE SUPPORT OBLIGATIONS. To secure his support obligation, the respondent is ordered to keep in full force and effect life insurance on his life in a minimum amount of $1,000,000 allocable to Matthew and Maxwell Masters continuing to name Master's Trust I as owner and beneficiary of the insurance maintained through his employment. If such insurance on the respondent's life is no longer available through LaserMaster Technologies, Inc., the respondent is ordered to provide reimbursement to Master's Trust I, at his expense, of the cost of maintaining a minimum of $1,000,000 of life insurance death benefits on his life naming the above trust as owner and beneficiary of the death benefits with said $1,000,000 allocable to Matthew and Maxwell. The petitioner may keep in full force and effect life insurance on the respondent's life with death benefits of a minimum of $1,000,000, naming the petitioner as owner and beneficiary. If insurance on the respondent's life owned by the petitioner is no longer available through LaserMaster Technologies, Inc., at no cost, the respondent is ordered to reimburse


                                      11.
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     the petitioner for the cost of paying the premiums on a minimum of
     $1,000,000 of life insurance death benefits on his life. Said payments will not be considered spousal maintenance.

12.  HOMESTEAD PROPERTY.

     A. The petitioner is awarded all the respondent's right, title, interest, and equity in and to her homestead, situated at 13336 Cardinal Creek Road, Eden Prairie, Hennepin County, Minnesota, and legally described as follows, to-wit:

               Lot 3, Block 3, Cardinal Creek Addition

          free and clear of current encumbrances, if any, which the respondent is ordered to assume, pay and hold the petitioner harmless thereon.

     B. The respondent is ordered to assume, pay for and hold the petitioner harmless from any liability for the following current repair and maintenance requirements for the homestead:

          (i) replacing all the windows and window hardware so there is good visibility through the windows and the windows open and close easily

          (ii) fixing leaks in the roof

          (iii) repainting the house

          (iv) installing an alarm system

     C. Within ten (10) days following the entry of the Judgment and Decree, the respondent is ordered to execute and deliver to the petitioner a Quitclaim Deed to said property. In any event, the filing of a certified copy of the Judgment and Decree of Dissolution herein with the County Recorder of Registrar of Titles, as appropriate, for Hennepin County is ordered to operate to accomplish such conveyance.

     D. NOTICE IS HEREBY GIVEN THAT INCOME TAX LAWS REGARDING THE CAPITAL GAIN TAX MAY APPLY TO THE SALE OF THE RESIDENCE AND THE PARTIES MAY WISH TO CONSULT WITH AN ATTORNEY OR OTHER TAX PROFESSIONAL CONCERNING THE APPLICABLE LAWS.

13. HUSBAND'S PRIMARY RESIDENCE. The respondent is awarded all the petitioner's right, title, interest and equity in and to the property, which is his primary residence, situated in Grantham, Sullivan County, New Hampshire, and legally described as follows:


                                      12.

          Condominium in West Cove C-23 Eastman, Grantham, New Hampshire,

     and subject to any and all encumbrances thereon, which the respondent is ordered to assume, pay and hold the petitioner harmless from any liability therefor. Within ten days following the entry of the Judgment and Decree of Dissolution, the petitioner is ordered to execute and deliver to the respondent a Quitclaim Deed to said property which deed the respondent's counsel will prepare. In any event the filing of a certified copy of the Judgment and Decree of Dissolution herein with the Registry of Deed for Sullivan County, New Hampshire, is ordered to operate to accomplish such conveyance.

14. 6425 BEACH ROAD PROPERTY. The respondent is awarded all the petitioner's right, title, interest and equity in and to the property, situated 6425 Beach Road, Eden Prairie, Hennepin County, Minnesota and legally described as follows:

          That part of Lot 1, Block 1, Bryant Lake View Estates, Hennepin County, Minnesota according to the recorded plat thereof, lying westerly and northerly of the following described line:

               Commencing at the most easterly corner of said Lot 1; thence on an assumed bearing of North 47 degrees 59 minutes 07 seconds West along the northeasterly line of said Lot 1, a distance of 381.16 feet to the point of beginning of the line to be described; thence South 00 degrees 55 minutes 00 seconds East a distance of
               458.53 feet; thence North 86 degrees 55 minutes 00 seconds West a distance of 225.27 feet to the westerly line of said Lot 1 and there terminating.

          Containing 175,635 sq. ft. or 4.03 acres, more or less,

     and subject to any and all encumbrances thereon, which the respondent is ordered to assume, pay and hold the petitioner harmless from any liability therefor. Within ten days following the entry of the Judgment and Decree of Dissolution, the petitioner is to execute and deliver to the respondent a Quitclaim Deed to said property which deed the respondent's counsel will prepare. In any event the filing of a certified copy of the Judgment and Decree of Dissolution with the County Recorder or Registrar of Titles, as appropriate, for Hennepin County, Minnesota, is ordered to operate to accomplish such conveyance.

15. BEACH ROAD ACREAGE. The respondent is awarded all the petitioner's right, title, interest and equity in and to the property, designated as the North
     5.15 Acres Beach Road property, situated in Eden Prairie, Hennepin County, Minnesota and legally described as follows:


                                      13.

          The South 500 feet measured along the East line of that part of the Northeast 1/4 of the Northeast 1/4 of Section 3, Township 116 North, Range 22 West of the 5th Principal Meridian, lying Easterly of the Easterly line of the U.S. Interstate Highway 494, Hennepin County, Minnesota,

     and subject to any and all encumbrances thereon, which the respondent is ordered to assume, pay and hold the petitioner harmless from any liability therefor. Within ten days following the entry of the Decree of Dissolution herein, the petitioner is ordered to execute and deliver to the respondent a Quitclaim Deed to said property which deed the respondent's counsel will prepare. In any event the filing of a certified copy of the Judgment and Decree of Dissolution herein with the County Recorder or Registrar of Titles, as appropriate, for Hennepin County, Minnesota, is ordered to operate to accomplish such conveyance.

16. MONTANA PURCHASE CONTRACT. The respondent is awarded all the petitioner's right, title, interest and equity in and to certain land in Park County, Montana legally described as follows:


          T3N, R11E PMM Park County, Montana Section 9, 640 acres more or less,

     and subject to any and all encumbrances and obligations thereunder, which the respondent is ordered to assume, pay and hold the petitioner harmless from any liability therefor.

     That within 10 days following the entry of the Judgment and Decree of Dissolution, the petitioner is ordered to execute and deliver to the respondent a Quitclaim Deed to said property and/or an assignment of the purchase agreement which deed or assignment the respondent's counsel will prepare. In any event the filing of a certified copy of the Judgment and Decree of Dissolution with the County Recorder or Registrar of Titles, as appropriate, for Park County, Montana, is ordered to operate to accomplish such conveyance.

17. ERROR IN LEGAL DESCRIPTION. In the event there is any technical error or omission made in describing the legal title or description to any of the real property referenced herein, the parties are ordered to make, execute, and deliver to each other any and all documents necessary to correct any such error or omission.

18.  PERSONAL PROPERTY.

     A. Each party is awarded all right, title and interest in and to all personal effects, jewelry, household goods and furnishings currently in his/her possession at the time of the entry of the Judgment and Decree.


                                      14.

     B. The respondent is awarded all right, title and interest in and to any and all savings and checking accounts in his name.

     C. The petitioner is awarded all right, title and interest in and to any and all savings and checking accounts in her name.

19. AUTOMOBILES. The petitioner is awarded the entire right, title, interest and equity, free and clear of any claim on the part of respondent, in and to the 1994 Saab Turbo 9000 automobile and she shall assume and pay any encumbrance thereon. Upon entry of the Judgment and Decree or sooner if he desires, Respondent is ordered to execute all necessary documents to effect transfer of title.

20.  STOCKS, BONDS AND INVESTMENT ACCOUNTS.

     A. Petitioner is awarded all of the parties' right, title, interest, and equity in the following investment accounts:

          1.   Dean Whitter Mutual Funds and Investments

          2. 120,775 shares of common stock of LaserMaster Technologies, Inc., in her name.

          3.   Norwest Mutual Funds

     B. Respondent shall have all of the parties' right, title, interest, and equity in the following:

          1. 1,778,644 shares of common stock of LaserMaster Technologies, Inc.

          2.   500 shares of TimeMasters, Inc.

21.  RETIREMENT PLANS.

     A. Petitioner is awarded the entire right, title, interest, and equity, free and clear of any claim on the part of respondent in and to the 401K account in her name.

     B. Respondent is awarded the entire right, title, interest, and equity, free and clear of any claim on the part of petitioner, in and to the retirement accounts in his name.

22. HEALTH CLUB MEMBERSHIP. Respondent is ordered to provide a full membership for petitioner and the children at Flagship Athletic Club, or an


                                      15.

     equivalent club, for so long as he has a child support obligation as set forth herein. Petitioner is ordered to be responsible for membership charges for restaurant, boutique and guest fees.

23. STOCK OPTIONS. Respondent is ordered to pay to LaserMaster Technologies, Inc. (LMTS), for exercise costs of $2.25 per share, upon petitioner's written notification to LMTS and respondent of her wish to exercise all or part of her 39,751 options in LMTS. Petitioner will be responsible for all capital gains taxes related to exercise and sale of said options.

24. PROPERTY SETTLEMENT. As and for a property settlement, and not as spousal maintenance, the respondent is ordered to timely pay the costs of tuition, books, and any other direct school expenses required for the petitioner to obtain her MBA degree.

25. DEBTS. Each of the parties is ordered to assume, pay and hold the other harmless from any liability with respect to other debts incurred by him or her since August 1, 1994, and neither is to incur any additional indebtedness in the name of the other.

26. ATTORNEYS' FEES. Upon entry of the Judgment and Decree of Dissolution, the respondent is ordered to be responsible for, and shall immediately pay all attorneys' fees and costs incurred by either party in connection with these proceedings.

27. TAX MATTERS. The petitioner is granted the right to claim each of the children as exemptions on her Federal and State income tax returns as long as such exemptions are available. The respondent is ordered to sign and deliver to the petitioner, at the latter's request, on or before March 1st of each applicable year, the appropriate federal and state forms to permit the petitioner to claim the exemptions in that year.

     Both parties are ordered to cooperate in correcting any errors or supplying requests for information regarding previous years' tax filings.

28. DOCUMENTS. Both parties are ordered to execute any and all documents and transfers necessary to effectuate the terms of the Decree. In the event either party fails to execute the necessary document, a certified copy of the Judgment and Decree is ordered to serve to transfer ownership.

29. RELEASE. Provided that full disclosure has been made, each party is released from any and all claims, demands, actions, causes of action, or obligations of every and any nature whatsoever, past, present or future, growing out of or arising from the marital relationship of the parties, except such claims, demands, actions,


                                      16.

     causes of action or obligations which are provided for herein or may arise hereunder.

30. WITHDRAWAL OF ATTORNEY. Ninety-one days after the entry of the Judgment and Decree, Kathleen M. Picotte-Newman is dismissed from representation of the petitioner herein. Ninety-one days after the entry of the Judgment and Decree, Stuart G. Webb is dismissed from representation of the respondent herein.

31. APPENDIX A. The attached Appendix A is incorporated and made a part of this Judgment and Decree. The appendix contains provisions regarding Family Court Rule 7.01; Income Withholding, Minn. Stat. ss. 518.611; Cost-of-Living Adjustments, Minn. Stat. ss. 518.641; Docketing of Judgments, Minn. Stat. ss. 548.091; Address or Residence Change, Minn. Stat. ss. 518.55, subd. 3; Medical Support, Minn. Stat. ss. 518.171; Parental Rights, Minn. Stat. ss.ss. 518.177 and 609.26; Access to Children and Records, Minn. Stat. ss. 518.17, subd. 3. However, wage withholding will not apply.

32. SERVICE OF DECREE. The Judgment and Decree shall be served upon the respondent by the attorney for the petitioner delivering or mailing to the respondent or his attorney one certified copy of said Decree, and providing to the Court an affidavit of service, and such service shall constitute due and proper service of any such Decree and proof thereof for all purposes.


33. TRACKING OF OBLIGOR. Respondent, also referred to as the obligor, is ordered to keep the public authority and/or petitioner apprised of his current address. It is further ordered that:

     (i) The obligor keep the public authority informed of changes to obligor's social security number and date of birth, name and address of obligor's employer or other payers of funds.

     (ii) The obligor keep the public authority informed of obligor's current employer or payor of funds and whether obligor has access to employment-related health insurance and, if so, the health insurance policy information.

     (iii) The obligor keep petitioner informed of obligor's current employer or payor of funds and whether obligor has access to employment-related health insurance and, if so, the health insurance policy information.

     That the parties are notified that CHILD SUPPORT AND/OR MAINTENANCE WILL BE WITHHELD FROM INCOME ONLY AFTER ALL OF THE FOLLOWING CONDITIONS HAVE BEEN
     MET:


                                      17.

     (a) Hennepin County Support and Collections Services or the Obligee determines that the Obligor is at least 30 days behind in the payment of child support and/or spousal maintenance;

     (b) Hennepin County Support and Collections Services or the Obligee serves written notice of its determination that child support and/or spousal maintenance payments are 30 days in arrears on the Obligor;

     (c) Within 15 days after service of the notice, the Obligor either fails to pay all past due payments or to move the court, under Minn. Stat. Ann. { 518.64, to modify the order respecting the amount of child support and/or spousal maintenance and, ex parte, to stay service of withholding on the employer until the Motion to modify is heard; and

     (d)  Not sooner than 15 days after service of written notice in Paragraph
          (b) on the Obligor, Hennepin County Support and Collections Services or the Obligee serves a copy of its determination of a 30 day delinquency and a copy of the court's withholding order on the employer, who will then be obligated to withhold payments from income and forward the amount withheld to Hennepin County Support and Collections.

     That the parties are further notified that NO EMPLOYER MAY DISCHARGE, SUSPEND, OR OTHERWISE PENALIZE OR DISCIPLINE AN EMPLOYEE BECAUSE THE EMPLOYER MUST WITHHOLD SUPPORT OR MAINTENANCE MONEY, Minnesota Statutes Annotated Chapter 518 and Chapter 256.

     That in the event the Obligee performs service on the employer under paragraph (d) above, the determination and order shall also be served on the public authority together with an application to use Collection Services.


                                      18.

                               ORDER FOR JUDGMENT

     LET JUDGMENT BE ENTERED FORTHWITH.

                                       BY THE COURT:

                                       /s/ Mary L. Davidson
                                       -----------------------------------------
                                       Judge of District Court


Dated: 12/29/94                        I hereby certify that the foregoing
                                       conclusions of law constitute the
                                       judgment and decree.

                                       /s/ Judith Franklin
                                       -----------------------------------------
                                       Deputy


Approved as to form and content:


/s/ Kathleen M. Picotte-Newman
-----------------------------------
Kathleen M. Picotte-Newman


/s/ Stuart G. Webb
-----------------------------------
Stuart G. Webb


                                      19.

                                   APPENDIX A
--------------------------------------------------------------------------------

1.   PAYMENTS TO PUBLIC AGENCY
     Pursuant to Minnesota Statutes, section 518.551, subdivision 1, payments ordered for maintenance and support must be paid to the public agency responsible for child support enforcement as long as the person entitled to receive the payments is receiving or has applied for public assistance or has applied for support and maintenance collection services. MAIL PAYMENTS
     TO: Hennepin County Support and Collections Services, Room A-9, 300 South Sixth Street, Minneapolis, MN 55487.

2.   DEPRIVING ANOTHER OF CUSTODIAL OR PARENTAL RIGHTS - A FELONY
     A person may be charged with a felony who conceals a minor child or takes, obtains, retains, or fails to return a minor child from or to the child's parent (or person with custodial or visitation rights), pursuant to Minnesota Statutes, section 609.26. A copy of that section is available from any district court administrator.

3.   RULES OF SUPPORT, MAINTENANCE, VISITATION
(a) Payment of support or spousal maintenance is to be as ordered, and the giving of gifts or making purchases of food, clothing, and the like will not fulfill the obligation.
(b) Payment of support must be made as it becomes due, and the failure to secure or denial of rights of visitation is NOT an excuse for nonpayment, but the aggrieved party must seek relief through a proper motion filed with the court.
(c) Nonpayment of support is not grounds to deny visitation. The party entitled to receive support may apply for support and collections services, file a contempt motion, or obtain a judgment as provided in Minnesota Statutes, section 548.091
(d) The payment of support or spousal maintenance takes priority over payment of debts and other obligations.
(e) A party who accepts additional obligations of support does so with the full knowledge of the party's prior obligation under this proceeding.
(f) Child support or maintenance is based on annual income, and it is the responsibility of a person with seasonal employment to budget income so that payments are made throughout the year as ordered.
(g) If there is a layoff or pay reduction, support may be reduced as of the time of the layoff or pay reduction if a motion to reduce the support is served and filed with the court at the time, but any such reduction must be ordered by the court. The court is not permitted to reduce support retroactively, except as provided in Minnesota Statutes, section 518.64, subdivision 2, paragraph (c).

4. PARENTAL RIGHTS FROM MINNESOTA STATUTES, SECTION 518.17, SUBDIVISION 8 Unless otherwise provided by the court:
(a) Each party has the right of access to, and to receive copies of, school, medical, dental, religious training, and other important records and information about the minor children. Each party has the right of access to information regarding health or dental insurance available to the minor child. Presentation of a copy of this order to the custodian of a record or other information about the minor children constitutes sufficient authorization for the release of the record or information to the requesting party.
(b) Each party shall keep the other informed as to the name and address of the school of attendance of the minor children. Each party has the right to be informed by school officials about the children's welfare, educational progress and status, and to attend school and parent teacher conferences. The school is not required to hold a separate conference for each party.
(c) In case of an accident or serious illness of a minor child, each party shall notify the other party of the accident or illness, and the name of the health care provider and the place of treatment.
(d) Each party has the right of reasonable access and telephone contact with the minor children.

5.   WAGE AND INCOME DEDUCTION OF SUPPORT AND MAINTENANCE
     Child support and/or spousal maintenance may be withheld from income, with or without notice to the person obligated to pay, when the conditions of Minnesota Statutes, sections 518.611 and 518.613, have been met. A copy of those sections is available from any district court administrator.